Exhibit (n)(10)

AMENDED RULE 18f-3 PLAN

Janus Investment Fund

This Amended Rule 18f-3 Plan (“Plan”) is adopted by Janus Investment Fund (“JIF”) with respect to Class A Shares, Class C Shares, Class D Shares, Class I Shares, Class L Shares, Class N Shares, Class R Shares, Class S Shares, and Class T Shares (each a “Class”) of each existing and future Fund of JIF that is not a money market fund (each a “Fund”) offering such Classes in accordance with the provisions of Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”).

1.           Features of the Classes.  Each Fund may issue its shares of beneficial interest as follows: “Class A Shares,” “Class C Shares,” “Class D Shares,” “Class I Shares,” “Class L Shares,” “Class N Shares”, “Class R Shares,” “Class S Shares,” and “Class T Shares.” Each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangement and each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

(a)  Class A Shares.  Class A Shares are generally purchased with an initial sales charge as set forth in the Class A Shares’ prospectus. However, Class A Shares purchased without an initial sales charge and then redeemed within 12 months of purchase may be subject to contingent deferred sales charges as set forth in the Class A Shares’ prospectus. Class A Shares are subject to an annual distribution and/or shareholder servicing fee and administration fees as disclosed in the Class A Shares’ prospectus.

(b)  Class C Shares.  Class C Shares are sold at net asset value. Class C Shares redeemed within 12 months of purchase will be subject to a contingent deferred sales charge as set forth in the Class C Shares’ prospectus. Class C Shares are subject to an annual distribution and/or shareholder servicing fee and administration fees as disclosed in the Class C Shares’ prospectus.

(c)  Class D Shares.  Class D Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge, but are subject to a transfer agency fee and minimum purchase and eligibility requirements as set forth in the Class D Shares’ prospectus.

(d)  Class I Shares. Class I Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge, but are subject to administration fees and minimum purchase and eligibility requirements set forth in the Class I Shares’ prospectus.

(e)  Class L Shares.  Class L Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge, but are subject to a transfer agency fee and minimum purchase and eligibility requirements set forth in the Class L Shares’ prospectus.

(f)  Class N Shares.  Class N Shares are sold at net asset value and are not subject to an initial sales charge, a contingent deferred sales charge, transfer agency fee or administrative services fees, except certain out of pocket transfer agency costs as noted in the prospectus, and are subject to minimum purchase and eligibility requirements set forth in the Class N Shares’ prospectus.

(g)  Class R Shares.  Class R Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge, but are subject to the minimum purchase requirements set forth in the Class R Shares’ prospectus. Class R Shares are subject to an annual distribution and/or, shareholder servicing fee and administrative services fee as disclosed in the Class R Shares’ prospectus.

(h)  Class S Shares.  Class S Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge but are subject to the minimum purchase requirements set forth in the Class S Shares’ prospectus. Class S Shares are subject to an annual distribution fee and/or shareholder servicing fee and administrative services fee as disclosed in the Class S Shares’ prospectus.

(i)  Class T Shares.  Class T Shares are sold at net asset value and are not subject to an initial sales charge or a contingent deferred sales charge but are subject to a transfer agency fee and the minimum purchase and eligibility requirements set forth in the Class T Shares’ prospectus.

2.           Class Expenses.  Class Expenses, as defined below, relating to each Class of each Fund, are borne solely by the Class to which they relate and within each Class are borne by each share pro rata on the basis of its net asset value. Expenses incurred by JIF that are chargeable to a specific Class (“Class Expenses”) include expenses (not including advisory or custodial fees or other expenses related to the management of a Fund’s assets) that are incurred in a different amount by that Class or are in consideration of services provided to that Class of a different kind or to a different degree than are provided to another Class. Class Expenses may include: (i) the Distribution and Servicing Fees described in Section 3; (ii) expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class; (iii) Blue Sky fees incurred with respect to a specific Class; (iv) shareholder servicing (which also can be referred to as “administrative” services), subaccounting and transfer agency expenses in connection with the shareholders investing in a specific Class, including the shareholder services and sub-transfer agency fees described in Section 3 and fees charged by financial intermediaries in connection with processing transactions through the National Securities Clearing Corporation (“NSCC”) or similar processing channel; (v) litigation or other legal expenses relating to a specific Class; (vi) fees or expenses of the Trustees of JIF who are not interested persons of Janus Capital Management LLC (“Independent Trustees”), and of counsel and consultants to the Independent Trustees, incurred as a result of issues relating to a specific Class; (vii) auditing and consulting expenses relating to a specific Class; and (viii) additional expenses incurred with respect to a specific Class as identified and approved by the Trustees of JIF including a majority of the Independent Trustees.

3.           Distribution and/or Shareholder Servicing Fees.

(a)        Class A Shares.    The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class A Shares of each Fund. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution and/or shareholder servicing fee is paid out of the assets attributable to the Class A Shares of each Fund in an amount up to 0.25% on an annual basis of the average daily net assets of that Class. Class A Shares are subject to out of pocket transfer agency/shareholder servicing costs, including a networking, omnibus, or shareholder services fee which is paid out of the assets attributable to the Class A Shares of each Fund.

(b)        Class C Shares.    The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class C Shares of each Fund. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution and/or shareholder servicing fee is paid out of the assets attributable to the Class C Shares of each Fund, in an amount of up to 1.00% on an annual basis of the average daily net assets of that Class, up to 0.75% of which is for distribution services and up to 0.25% of which is for shareholder account services. Class C Shares are subject to out of pocket transfer agency/shareholder servicing costs, including a networking, omnibus, or other shareholder services fee which is paid out of the assets attributable to the Class C Shares of each Fund.

(c)        Class D Shares.     Class D Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, but are subject to a transfer agency fee paid out of the assets attributable to the Class D Shares of each Fund.

(d)        Class I Shares.   Class I Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, but are subject to out of pocket transfer agency/shareholder servicing costs, including a networking, omnibus, or other shareholder services fee which is paid out of the assets attributable to the Class I Shares of each Fund.

(e)        Class L Shares.     Class L Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, but are subject to a transfer agency fee paid out of the assets attributable to Class L Shares of each Fund.

(f)        Class N Shares.     Class N Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, or shareholder services or transfer agency fees, except out of pocket transfer agency costs.

(g)        Class R Shares.    The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class R Shares of each Fund offering such Shares. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution and/or shareholder servicing fee is paid out of the assets attributable to the Class R Shares of each Fund in an amount up to 0.50% on an annual basis of the average daily net assets of that Class. Class R shares are subject to a transfer agency/shareholder services fee paid out of the assets attributable to the Class R Shares of each Fund.

(h)        Class S Shares.    The Trust has adopted a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 with respect to the Class S Shares of each Fund offering such Shares. Under the terms of the Distribution and Shareholder Servicing Plan, a distribution fee is paid out of the assets attributable to the Class S Shares of each Fund in an amount up to 0.25% on an annual basis of the average daily net assets of that Class. Class S shares are subject to a transfer agency/shareholder services fee that is paid out of the assets attributable to the Class S Shares of each Fund.

(i)        Class T Shares.     Class T Shares do not have a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1, but are subject to a transfer agency/shareholder services fee paid out of the assets attributable to the Class T Shares of each Fund.

4.           Differences in Class Expenses.  The differences in the Class Expenses payable by each Class pursuant to this Plan are due to: (i) the differing levels of services provided or procured by JIF to shareholders eligible to purchase shares of each Class; and (ii) the differing levels of expenses expected to be incurred with respect to each Class, due in part to the differing systems of distribution of each Class.

5.           Exchange Privilege.  The exchange privilege offered by each Fund provides that shares of a Class may be exchanged for shares of the same Class of another Fund of the Trust, for another class of shares of the same Fund, or as may otherwise be provided in the Prospectus for such Funds provided that certain eligibility requirements are met as outlined in the Funds’ Prospectuses.

6.           Conversion Privilege.  Conversion privileges may be established by the Trustees. Any such conversions will be: (i) preceded by written notice to the shareholder; and (ii) effected on the basis of the relative net asset values of the classes without the imposition of any sales load, fee, or other charge.

7.           Effective Date.  This Plan was adopted as of October 2, 2008,and has been further amended pursuant to determinations made by the Trustees of JIF, including a majority of the Independent Trustees, that the multiple class structure and the allocation of expenses as set forth in the Plan are in the best interests of each of the Class A Shares, Class C Shares, Class D Shares, Class I Shares, Class N Shares, Class L Shares, Class R Shares, Class S Shares, and Class T Shares individually and each Fund and JIF as a whole. This Plan shall become effective upon such date as the Trustees shall determine. This Plan will continue in effect until terminated in accordance with Section 10.

8.           Independent Trustees.  While the Plan is in effect, at least 75% of the Trustees of JIF shall be Independent Trustees, and such Trustees shall select and nominate any other Independent Trustees. Any person who acts as legal counsel for the Independent Trustees shall be an “independent legal counsel” as defined in the Act and the rules thereunder.

9.           Amendment.  Material amendments to the Plan may be made with respect to a Class at any time with the approval of the Trustees of JIF, including a majority of the

Independent Trustees, upon finding that the Plan as proposed to be amended, including the allocation of expenses, is in the best interests of each Class individually and each Fund and JIF as a whole.

10.           Termination.    This Plan may be terminated by majority vote of the Trustees without penalty at any time.

October 2, 2008

March 12, 2009

September 17, 2009

March 15, 2012

June 16, 2016

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